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                                                                    EXHIBIT 99.1

                [LOGO OF DEVON ENERGY CORPORATION APPEARS HERE]

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Devon Energy Corporation, an Oklahoma corporation hereby nominates and appoints J. Larry Nichols and John W. Nichols, or either one of them, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all shares of stock of Devon Energy Corporation owned by the undersigned in all matters coming before the Special Meeting of Stockholders (or any adjournment thereof) of Devon Energy Corporation to be held in the Green Country Room on the second floor of the Westin Hotel, One North Broadway, Oklahoma City, Oklahoma on August 17, 1999, at 10:00 a.m., Oklahoma City time. The Board of Directors recommends a vote "FOR" the matters set forth on the reverse side.

    SEE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE
  REVERSE                                                     REVERSE
   SIDE                                                        SIDE


    Please mark
[X] votes as in
    this example.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BELOW BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED "FOR" THE MATTERS LISTED BELOW.

1. Approve the amended and restated merger agreement.

                         FOR      AGAINST      ABSTAIN
                         [_]        [_]          [_]

2. Approve the stock option plan amendment.

                         FOR      AGAINST      ABSTAIN
                         [_]        [_]          [_]

3. Other matters: In their discretion, to vote with respect to any other matters that may come before the meeting or any adjournment thereof, including matters incident to its conduct.

                         FOR      AGAINST      ABSTAIN
                         [_]        [_]          [_]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING      [_]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [_]

Please sign exactly as your name appears at left, indicating your official position or representative capacity, if applicable. If shares are held jointly, each owner should sign.

Signature:___________________________________________________ Date:____________

Signature:___________________________________________________ Date:____________